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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K



                                CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (Date of Earliest Event Reported): June 18, 1997 (June 13, 1997)


                             NU-TECH BIO-MED, INC.
               (Exact Name of Registrant as Specified in Charter)



          Delaware                      0-11772                   25-1411971
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(State or Other Jurisdiction      (Commission File Number)     (I.R.S. Employer
      of Incorporation                                       Identification No.)



        55 Access Road
    Warwick, Rhode Island                                     02886
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 (Address of Principal Executive Offices)                   (Zip Code)


       Registrant's telephone number, including area code: (401) 732-6520



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ITEM 5.  OTHER EVENTS.


        On April 29, 1997, Nu-Tech Bio-Med, Inc. (the "Company") reduced the exercise price of 1,076,979 warrants (the "Warrants") and 15,856 options (the "Options"), respectively, to $1.76 per share, which price is equal to 75% of the average closing price for the Company's common stock for the ten (10) days prior to such reduction. Such reduction was effected for a 45 day period through June 13, 1997. As of June 13, 1997, the Company received an aggregate of approximately $619,000 as a result of the exercise of 351,728 options/ warrants.


                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                             NU-TECH BIO-MED, INC.

                             By: /s/ J. Marvin Feigenbaum
                                 -------------------------------
                                 Name:  J. Marvin Feigenbaum
                                 Title: Chairman of the Board, President, Chief
                                        Executive and Chief Financial Officer


Date: June 18, 1997






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